Exhibit 10(x)
INSTRUMENT OF AMENDMENT TO THE
MERRIMAC INDUSTRIES, INC.
AMENDED AND RESTATED SEVERANCE PLAN
(AS ADOPTED ON MARCH 29, 2006)

WHEREAS, Merrimac Industries, Inc. (the “Company”) maintains the Merrimac Industries, Inc. Amended and Restated Severance Plan (the “Plan”); and
WHEREAS, Section 10 of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan in certain respects upon notice to all Plan participants; and
WHEREAS, the Board wishes to amend the Plan.
NOW, THEREFORE, the Plan is hereby amended, effective December 13, 2007, as follows:

5. Section 2 of the Plan is amended by adding the following new definition immediately after the definition of “Date of Termination” and immediately before the definition of “Disability”:

““Delegate” shall mean such person or persons to whom the Board has delegated authority with respect to the Plan.”

6. The first sentence of the definition of the term “Participant” in Section 2 of the Plan is amended to read in its entirety as follows

““Participant” shall mean each key executive management employee of the Company or any of its subsidiaries who shall be designated from time to time by the Board (or its Delegate).”

7. Section 3(a)(i) of the Plan is amended to read in its entirety as follows:

“(i) The Company shall pay to the Participant, in accordance with the Company’s regular payroll schedule, an amount equal to an amount designated from time to time by the Board (or its Delegate), such amount being either one time or two times the Annual Base Salary of the Participant; provided that such amount cannot be changed following a Change in Control.”

8. Section 3(c) of the Plan is amended to read in its entirety as follows:

“(c) All Severance Payments under Section 3(a)(i) shall be payable at such times as determined by the Board (or its Delegate), provided that all such Severance Payments shall be made and completed prior to the later of (x) March 15 of the calendar year following the calendar year in which such termination occurs or (y) two and one-half months after the end of the Company’s taxable year in which such termination occurred; provided, further, that such Severance Payments shall be made in accordance with Section 409A of the Code.”

9. Section 4 of the Plan is amended to read in its entirety as follows:

“4. Additional Arrangements. As a condition to the Participant receiving Severance Payments pursuant to Section 3 above (such Severance Payments being consideration for the “Arrangements” defined below), the Participant shall enter into such non-competition/non-solicitation/confidentiality arrangements and restrictive covenants (“Arrangements”) as the Board (or its Delegate) shall deem appropriate.”

MERRIMAC INDUSTRIES, INC.

By:	/s/ Robert V. Condon
Name: Robert V. Condon
Title: Vice President, Finance and Chief Financial Officer
Date: December 13, 2007